Exhibit 99.1

Tallgrass Energy Announces Date for First Quarter 2018 Financial Results

LEAWOOD, Kan.--(BUSINESS WIRE)-Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP) (“Tallgrass”) today announced plans to report first quarter 2018 financial results on Thursday, May 3, 2018, and hold a conference call at 3:30 p.m. Central Time that same day.

Tallgrass invites unitholders, shareholders and other interested parties to listen to the call through a link posted on the Investor Relations section of Tallgrass’s website at www.tallgrassenergy.com.

About Tallgrass Energy

Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP). Operating across 11 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

Contacts

Tallgrass Energy
Investor and Financial Inquiries
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
phyllis.hammond@tallgrassenergylp.com